Exhibit 99.1

PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS 2011 SECOND-QUARTER RESULTS;

INCREASES 2011 EPS GUIDANCE BY $0.15 TO A RANGE OF $4.70 TO $4.80

•	Reported diluted earnings per share of $1.35, up by 26.2%, or by 14.0% excluding currency, versus $1.07 in 2010

•	Adjusted diluted earnings per share of $1.34, as detailed in the attached Schedule 12, up by 34.0%, or by 21.0% excluding currency, versus $1.00 in 2010

•	Reported net revenues, excluding excise taxes, up by 17.2% to $8.3 billion, or by 10.2% excluding currency

•	Reported operating companies income up by 27.1% to $3.8 billion, or by 16.5% excluding currency

•	Adjusted operating companies income, which reflects the items detailed in the attached Schedule 11, up by 27.2% to $3.8 billion, or by 16.5% excluding currency

•	Operating income up by 27.7% to $3.7 billion

•

Free cash flow for the first half of the year, defined as net cash provided by operating activities less capital expenditures, up by 20.5% to $6.2 billion, or by 15.4% excluding currency, as detailed in the attached Schedule 19

•	Repurchased 22.7 million shares of its common stock for $1.5 billion during the quarter

•	PMI increases its forecast for 2011 full-year reported diluted earnings per share by $0.15 to a range of $4.70 to $4.80, up by approximately 20% to 22.5% versus $3.92 in 2010

•	Approximately $0.10 of the increased guidance are attributable to an improved business outlook, driven largely by Japan, and approximately $0.05 reflect favorable currency at prevailing rates

•

Excluding a total favorable currency impact of approximately $0.25 for the full-year 2011, reported diluted earnings per share are projected to increase by approximately 13.5% to 16.0%, or by approximately 15.0% to 17.5% versus adjusted diluted earnings per share of $3.87 in 2010

NEW YORK, July 21, 2011 – Philip Morris International Inc. (NYSE / Euronext Paris: PM) today announced its 2011 second-quarter results.

“Our strong second-quarter results are testament to our continued growth momentum, particularly in Asia, strong pricing in numerous key markets and our excellent executional capability, as exemplified by our performance in Japan,” said Louis C. Camilleri, Chairman and Chief Executive Officer.

“Our progress is such that we are again raising our EPS guidance for 2011, reflecting our confidence in the future.”

Conference Call

A conference call, hosted by Hermann Waldemer, Chief Financial Officer, with members of the investment community and news media, will be webcast at 9:00 a.m., Eastern Time, on July 21, 2011. Access is available at www.pmi.com.

Dividends and Share Repurchase Program

During the second quarter, PMI spent $1.5 billion to repurchase 22.7 million shares of its common stock, as shown in the table below.

Current $12 Billion, Three-Year Program

	Value	Shares
	($ Mio.)	000
May-December 2010	2,953	55,933
January-March 2011	1,356	22,154
April-June 2011	1,548	22,660

Total Under Program	5,857	100,747

PMI’s 2011 full-year forecast includes planned share repurchases of approximately $5.0 billion against its previously communicated three-year share repurchase program of $12 billion, initiated in May 2010.

Since May 2008, when PMI began its first share repurchase program, the company has spent an aggregate of $18.9 billion to repurchase 378.4 million shares, or 17.9% of the shares outstanding at the time of the spin-off in March 2008.

2011 Full-Year Forecast

PMI increases its forecast for 2011 full-year reported diluted earnings per share by $0.15 to a range of $4.70 to $4.80, up by approximately 20% to 22.5% versus $3.92 in 2010. Approximately $0.10 of the increased guidance are attributable to an improved business outlook, driven largely by Japan, and approximately $0.05 reflect favorable currency at prevailing rates. Excluding a total favorable currency impact of approximately $0.25 for the full-year 2011, reported diluted earnings per share are projected to increase by approximately 13.5% to 16.0%, or by approximately 15.0% to 17.5% versus adjusted diluted earnings per share of $3.87 in 2010.

This guidance excludes the impact of any potential future acquisitions, asset impairment and exit cost charges, and any unusual events. The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.

2011 SECOND-QUARTER CONSOLIDATED RESULTS

Management reviews operating companies income (OCI), which is defined as operating income before corporate expenses and amortization of intangibles, to evaluate segment performance and to allocate resources. In the following discussion, the term “net revenues” refers to net revenues, excluding excise taxes, unless otherwise stated. Management also reviews OCI, operating margins and EPS on an adjusted basis (which may exclude the impact of currency and other items such as acquisitions or asset impairment and exit costs), EBITDA, free cash flow and net debt. Management believes it is appropriate to disclose these measures to help investors analyze business performance and trends. For a reconciliation of operating companies income to operating income, see the Condensed Statements of Earnings provided with this release. Reconciliations of non-GAAP measures to corresponding GAAP measures are also provided with this release. References to total international cigarette market, total cigarette market, total market and market shares are PMI estimates based on latest available data from a number of sources. Comparisons are to the same prior-year period unless otherwise stated.

NET REVENUES

	PMI Net Revenues ($ Millions)
	Second-Quarter				Six Months Year-To-Date
	2011	2010	Change	Excl. Curr.	2011	2010	Change	Excl. Curr.
European Union	$2,497	$2,295	8.8%	0.7%	$4,498	$4,479	0.4%	(1.4)%
Eastern Europe, Middle East & Africa	2,012	1,889	6.5%	3.6%	3,699	3,635	1.8%	1.0%
Asia	2,936	2,123	38.3%	27.8%	5,259	3,996	31.6%	22.8%
Latin America & Canada	828	754	9.8%	5.8%	1,608	1,447	11.1%	7.4%

Total PMI	$8,273	$7,061	17.2%	10.2%	$15,064	$13,557	11.1%	7.3%

Net revenues of $8.3 billion were up by 17.2%, including favorable currency of $494 million. Excluding currency, net revenues increased by 10.2%, primarily driven by favorable pricing of $617 million, primarily in Asia, and favorable volume/mix of $98 million. The favorable volume/mix was driven by Asia, mainly Indonesia, Japan and Korea, and was partly offset by: in the EU, mainly Greece, Portugal and Spain; and, in Latin America & Canada, primarily Brazil, Canada and Mexico. Volume/mix in EEMA was essentially flat. Excluding currency and acquisitions, net revenues increased by 10.1%.

OPERATING COMPANIES INCOME

	PMI Operating Companies Income ($ Millions)
	Second-Quarter				Six Months Year-To-Date
	2011	2010	Change	Excl. Curr.	2011	2010	Change	Excl. Curr.
European Union	$1,280	$1,105	15.8%	2.1%	$2,286	$2,167	5.5%	(0.6)%
Eastern Europe, Middle East & Africa	835	786	6.2%	4.8%	1,557	1,556	0.1%	0.1%
Asia	1,398	845	65.4%	48.3%	2,491	1,569	58.8%	43.0%
Latin America & Canada	268	238	12.6%	8.8%	519	455	14.1%	11.9%

Total PMI	$3,781	$2,974	27.1%	16.5%	$6,853	$5,747	19.2%	12.5%

Operating income increased by 27.7% to $3.7 billion. Reported operating companies income was up by 27.1% to $3.8 billion, including favorable currency of $317 million. Excluding currency and acquisitions, operating companies income was up by 16.5%, primarily driven by higher pricing and favorable volume/mix, partly offset by unfavorable costs, mostly related to airfreight of product to Japan in response to in-market shortages of competitors’ products.

Adjusted operating companies income grew by 27.2% as shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding currency and acquisitions, increased by 16.5%.

PMI Operating Companies Income ($ Millions)

	Second-Quarter			Six Months Year-To-Date
	2011	2010	Change	2011	2010	Change
Reported OCI	$3,781	$2,974	27.1%	$6,853	$5,747	19.2%
Asset impairment & exit costs	(1)	0		(17)	0

Adjusted OCI	$3,782	$2,974	27.2%	$6,870	$5,747	19.5%
Adjusted OCI Margin*	45.7%	42.1%	3.6p.p.	45.6%	42.4%	3.2p.p.

*	Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Adjusted operating companies income margin, excluding the impact of currency, was up by 2.4 percentage points to 44.5%, as detailed on Schedule 11. Excluding currency and acquisitions, adjusted operating companies income margin was up by 2.5 percentage points to 44.6%.

SHIPMENT VOLUME & MARKET SHARE

PMI Cigarette Shipment Volume by Segment (Million Units)

	Second-Quarter			Six Months Year-To-Date
	2011	2010	Change	2011	2010	Change
European Union	57,193	59,024	(3.1)%	105,715	111,353	(5.1)%
Eastern Europe, Middle East & Africa	75,336	77,892	(3.3)%	138,979	142,037	(2.2)%
Asia	84,042	78,185	7.5%	156,134	141,400	10.4%
Latin America & Canada	24,606	25,858	(4.8)%	48,269	50,904	(5.2)%

Total PMI	241,177	240,959	0.1%	449,097	445,694	0.8%

PMI’s cigarette shipment volume of 241.2 billion units was up slightly by 0.1%. In the EU, cigarette shipment volume decreased by 3.1%, predominantly due to lower total markets, mainly in Spain, lower market share, mainly in Poland, and unfavorable distributor inventory movements, partly offset by total market growth in Germany. In EEMA, cigarette shipment volume declined by 3.3%, primarily due to: a lower total market in Russia and a lower total market and share in Ukraine; the suspension of our business activities following the imposition of sanctions in Libya; and an unfavorable comparison with the second quarter of 2010 in Ukraine, impacted by trade inventory movements; partly offset by growth in Algeria and Turkey. In Asia, PMI’s cigarette shipment volume increased by 7.5%, primarily driven by double-digit growth in Indonesia, Japan and Korea. In Latin America & Canada, cigarette shipment volume decreased by 4.8%, due mainly to: Mexico, reflecting a lower total market resulting from the significant January 1, 2011, excise tax increase; and Brazil, reflecting the depletion of trade inventories established ahead of the April 2011 price increase; partly offset by growth in Argentina.

On an organic basis, which excludes acquisitions, PMI’s cigarette shipment volume was up slightly by 0.1%.

Total cigarette shipments of Marlboro of 78.1 billion units were up by 0.2%, driven primarily by growth in EEMA of 0.9%, in particular in Algeria, and in Asia of 5.9%, notably in Indonesia, Japan, Korea and Vietnam. The growth was partly offset by decreases: in the EU of 3.3%, reflecting mainly lower total markets and share, primarily in Portugal and Spain; and in Latin America & Canada of 2.8%, due mainly to the unfavorable impact of the aforementioned excise tax increase in Mexico.

Total cigarette shipments of L&M of 23.9 billion units were up by 3.1%, driven by growth in the EU of 5.4%, notably in Germany and Greece, and in EEMA of 3.6%, led by Turkey.

Total cigarette shipments of Chesterfield of 9.8 billion units were down by 4.9%, with declines, primarily in Spain and Ukraine, partly offset by growth, mainly in Portugal. Total cigarette shipments of Parliament of 10.3 billion units were up by 4.9%, driven by growth in the EU, EEMA and Latin America & Canada.

Total cigarette shipments of Lark of 10.1 billion units increased by 10.2%, due primarily to growth in Japan, partly offset by a decline in Turkey. Total cigarette shipments of Bond Street of 12.0 billion units decreased by 2.3%, due mainly to declines in Turkey and Ukraine, partly offset by growth in Russia and Kazakhstan.

Total shipment volume of other tobacco products (OTP), in cigarette equivalent units, excluding acquisitions, grew by 7.9%, notably in Belgium, France and Germany. Total shipment volume for cigarettes and OTP combined was up by 0.2%, excluding acquisitions.

PMI’s market share performance was stable, or registered growth, in a number of key markets, including Algeria, Austria, Belgium, Canada, Egypt, France, Germany, Hong Kong, Indonesia, Japan, Korea, Mexico, the Netherlands, the Philippines, Singapore, Thailand and Turkey.

EUROPEAN UNION REGION (EU)

2011 Second-Quarter Results

In the EU, net revenues increased by 8.8% to $2.5 billion, including favorable currency of $187 million. Excluding currency, net revenues grew by 0.7%, primarily reflecting higher pricing of $49 million, driven mainly by France, Italy and Poland, partly offset by Spain. The favorable pricing variance more than offset the unfavorable volume/mix of $34 million. The unfavorable volume/mix was primarily attributable to a lower total market and share in Greece, Portugal, Spain and the UK, partly offset by a higher total market in Germany.

Operating companies income increased by 15.8% to $1.3 billion, due predominantly to favorable pricing, and favorable currency of $152 million, partly offset by unfavorable volume/mix of $28 million. Excluding the impact of currency, operating companies income was up by 2.1%.

Adjusted operating companies income increased by 15.9%, as shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding currency and acquisitions, increased by 2.3%.

EU Operating Companies Income ($ Millions)

	Second-Quarter			Six Months Year-To-Date
	2011	2010	Change	2011	2010	Change
Reported OCI	$1,280	$1,105	15.8%	$2,286	$2,167	5.5%
Asset impairment & exit costs	(1)	0		(12)	0

Adjusted OCI	$1,281	$1,105	15.9%	$2,298	$2,167	6.0%
Adjusted OCI Margin*	51.3%	48.1%	3.2 p.p.	51.1%	48.4%	2.7 p.p.

*	Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Excluding the favorable impact of currency, adjusted operating companies income margin was up by 0.8 percentage points to 48.9%, as detailed on Schedule 11.

The total cigarette market in the EU declined by 1.7%, due mainly to Spain, reflecting the unfavorable impact of continued adverse economic conditions. Excluding Spain, the total cigarette market in the EU grew slightly by 0.2%.

PMI’s cigarette shipment volume in the EU declined by 3.1%, due primarily to the impact of the lower total market in Spain, lower share, mainly in Poland, and unfavorable distributor inventory movements, mainly in Austria, France and Spain, partly offset by total market growth in Germany. Shipment volume of Marlboro decreased by 3.3%, due mainly to lower total markets, unfavorable distributor inventory movements, and lower share, primarily in Portugal and Spain, the former reflecting the impact of price increases in July and November 2010 and January 2011. Shipment volume of L&M was up by 5.4%, driven mainly by higher share in Germany.

PMI’s market share in the EU was down slightly by 0.2 share points to 38.6% as gains, primarily in Belgium, France, Germany, the Netherlands and the Nordics, were more than offset by share declines, mainly in the Czech Republic, Italy, Poland and Portugal. While Marlboro’s share in the EU was flat at 18.1%, reflecting a higher share in Belgium, the Czech Republic, Greece, Hungary and the Netherlands, offset by lower share in Germany, Italy, Portugal and the UK, it grew by 0.3 points compared to the first quarter 2011. L&M’s market share in the EU grew by 0.3 points to 6.6%, its best performance since the spin-off in March 2008, primarily driven by gains in Germany, Poland and Spain.

EU Key Market Commentaries

In the Czech Republic, the total cigarette market was up by 3.3%. PMI’s shipments were down by 2.5%. Market share was down by 2.7 points to 45.5%, reflecting continued share declines for lower-margin local brands, partly offset by a higher share for Marlboro, up by 0.6 points to 7.5%, and for Red & White, up by 0.6 points to 13.1%.

In France, the total cigarette market was up by 1.8%. Whilst PMI’s shipments were down slightly by 0.5%, unfavorably impacted by distributor inventory movements, market share was up slightly by 0.1 point to 40.9%, reflecting a higher share for the premium Philip Morris brand, up by 0.5 points to 8.3%, partly offset by a lower share for Marlboro, down by 0.3 points to 26.0%. Compared to the first quarter 2011, PMI’s market share was up by 0.5 points, driven by Marlboro, up by 0.5 points.

In Germany, the total cigarette market was up by 4.6%. PMI’s shipments were up by 5.3% and market share was up by 0.2 points to 36.1%, driven by L&M, up by 1.0 points to 10.4%. Compared to the first quarter of 2011, PMI’s market share was up by 0.4 points. Although share of Marlboro in the second quarter was down by 0.5 points to 21.1%, it was essentially flat compared to the first quarter of 2011.

In Italy, the total cigarette market was up by 0.2%. PMI’s shipments were down by 0.9%. Although PMI’s market share declined by 0.7 points to 53.4%, share was essentially flat compared to the first quarter of 2011. Marlboro’s market share in the second quarter of 2011 of 22.7% was down by 0.3 points compared to the second quarter 2010, but up by 0.2 points compared to the first quarter 2011.

In Poland, the total cigarette market was down by 1.5%, reflecting the unfavorable impact of tax-driven price increases in the fourth quarter of 2010 and second quarter of 2011, and the introduction of an indoor public smoking ban in the fourth quarter of 2010. PMI’s shipments were down by 9.7%. Whilst PMI’s market share was down by 3.2 points to 34.9%, due mainly to lower share of low-price Red & White, down by 3.3 points to 5.1%, share of Marlboro was up slightly by 0.1 point to 10.3%, and share of L&M grew by 0.8 points to 15.9%.

In Spain, the total cigarette market was down by 14.6%, largely due to the continuing adverse economic environment, the impact of the June 2010 VAT-driven price increase and the December 2010 excise tax-driven price increase, and the introduction of a total indoor public smoking ban in January 2011. PMI’s shipments were down by 17.6%. PMI’s market share was down by 0.2 points to 31.0%, due mainly to a lower share of Chesterfield, down by 0.5 points to 8.4%. Share of Marlboro was essentially flat at 14.6%. PMI’s market share was up by 0.6 points versus the first quarter 2011, driven by Marlboro, up by 0.5 points, reflecting the positive consumer reaction to the price movements of May and June 2011.

EASTERN EUROPE, MIDDLE EAST & AFRICA REGION (EEMA)

2011 Second-Quarter Results

In EEMA, net revenues increased by 6.5% to $2.0 billion, including favorable currency of $55 million. Excluding the impact of currency, net revenues increased by 3.6%, primarily due to favorable pricing of $69 million, primarily in Russia and Ukraine.

Operating companies income increased by 6.2% to $835 million, including favorable currency of $11 million. Excluding the impact of currency, operating companies income increased by 4.8%, due primarily to higher pricing and favorable volume/mix, partly offset by higher costs, principally related to business building initiatives in Russia. Adjusted operating companies income increased by 6.2%, as shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding currency, increased by 4.8%.

EEMA Operating Companies Income ($ Millions)

	Second-Quarter				Six Months Year-To-Date
	2011	2010	Change		2011	2010	Change
Reported OCI	$835	$786	6.2%		$1,557	$1,556	0.1%
Asset impairment & exit costs	0	0			(2)	0

Adjusted OCI	$835	$786	6.2%		$1,559	$1,556	0.2%
Adjusted OCI Margin*	41.5%	41.6%	(0.1	) p.p.	42.1%	42.8%	(0.7	) p.p.

*	Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Excluding the favorable impact of currency, adjusted operating companies income margin was up by 0.5 percentage points to 42.1%, as detailed on Schedule 11.

PMI’s cigarette shipment volume in EEMA decreased by 3.3%, principally due to: Libya, reflecting the imposition of sanctions; Russia, primarily reflecting a lower total market; and Ukraine, due to an unfavorable comparison with the second quarter of 2010, impacted by trade inventory movements ahead of the July 2010 excise tax-driven price increase, a lower total market and lower share. These declines were partly offset by growth in Algeria and Turkey.

PMI’s cigarette shipment volume of premium brands grew by 2.7% in EEMA, driven by Marlboro and Parliament, up by 0.9% and 10.0%, respectively, reflecting the second consecutive quarter of growth following eight quarters of decline.

EEMA Key Market Commentaries

In Russia, the total cigarette market declined by an estimated annualized rate of 2-3%. PMI’s shipment volume decreased by 4.1%. Whilst shipment volume of PMI’s premium portfolio was down by 1.7%, primarily due to a decline in Marlboro of 7.3%, shipment volume of above premium Parliament was up by 1.9%. In the mid-price segment, shipment volume was down by 3.3%, with growth in Chesterfield, up by 0.6%, more than offset by a decline in L&M, down by 8.3%. In the low price segment, shipment volume of Bond Street was up by 2.1%. PMI’s quarter-to-date May market share of 25.4%, as measured by A.C. Nielsen, was essentially flat. Market share for Parliament, in the above premium segment, was up slightly by 0.1 point; Marlboro, in the premium segment, was down by 0.2 points; L&M in the mid-price segment was down by 0.4 share points; Chesterfield in the mid-price segment was up slightly by 0.1 share point; and Bond Street in the low-price segment was up by 0.4 share points.

In Turkey, the total cigarette market declined by an estimated 0.8%, having stabilized following the steep January 2010 excise tax increase. PMI’s shipment volume increased by 12.1%. PMI’s quarter-to-date May market share, as measured by A.C. Nielsen, grew by 3.8 points to 44.6%, driven by Parliament, Muratti and L&M, up by 1.1, 0.5 and 4.3 share points, respectively, partly offset by declines in Lark and Bond Street, down by 1.3 and 0.8 points, respectively. Market share of Marlboro was flat at 9.1%.

In Ukraine, the total cigarette market declined by an estimated 15.0%, due mainly to: an unfavorable comparison with the second quarter of 2010 which was impacted by trade inventory movements ahead of the July 2010 excise tax-driven price increase; the unfavorable impact of excise tax-driven price increases in July 2010 and January 2011; and the underlying market decline. PMI’s shipment volume decreased by 24.8%, reflecting the aforementioned factors, as well as lower share driven by low-price competition. Whilst PMI’s market share, as measured by A.C. Nielsen, was down by 3.5 points to 32.1%, shares for premium Marlboro and Parliament were up by 0.3 and 0.2 points, respectively.

ASIA REGION

2011 Second-Quarter Results

In Asia, net revenues increased strongly by 38.3% to $2.9 billion, including favorable currency of $222 million. Excluding the impact of currency, net revenues increased by 27.8%, reflecting the favorable impact of pricing of $413 million, primarily in Australia, Indonesia, Japan and the Philippines, and favorable volume/mix of $175 million, mainly in Japan, reflecting increased shipments in response to in-market shortages of competitors’ products, Indonesia and Korea. Excluding the impact of currency and acquisitions, net revenues increased by 27.7%.

Operating companies income surged by 65.4% to reach $1.4 billion, despite significant costs related to airfreight of product to Japan. Excluding the favorable impact of currency of $145 million, operating companies income increased by 48.3%, driven by strong growth in Australia, Indonesia, Japan and the Philippines. Excluding the impact of currency and acquisitions, operating companies income increased by 48.2%. Adjusted operating companies income increased by 65.4% as shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding currency, increased by 48.3%, or by 48.2% excluding both currency and acquisitions.

Asia Operating Companies Income ($ Millions)

	Second-Quarter			Six Months Year-To-Date
	2011	2010	Change	2011	2010	Change
Reported OCI	$1,398	$845	65.4%	$2,491	$1,569	58.8%
Asset impairment & exit costs	0	0		(2)	0

Adjusted OCI	$1,398	$845	65.4%	$2,493	$1,569	58.9%
Adjusted OCI Margin*	47.6%	39.8%	7.8 p.p.	47.4%	39.3%	8.1 p.p.

*	Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Excluding the impact of currency and acquisitions, adjusted operating companies income margin was up by 6.4 percentage points to 46.2%, as detailed on Schedule 11.

PMI’s cigarette shipment volume in Asia increased by 7.5%, predominantly due to growth in Indonesia, Japan and Korea. The growth was partly offset by a decline in Pakistan of 6.6% due to the continued growth of illicit products.

Shipment volume of Marlboro was up by 5.9%, driven mainly by growth in Indonesia, Japan, Korea and Vietnam.

Asia Key Market Commentaries

In Indonesia, the total cigarette market was up by 13.9%, driven mainly by growth in the low-price segment and moderate price increases compared to 2010. PMI’s shipment volume increased by 20.7%, with all key brand families recording growth. Market share was up by 1.6 points to a record 30.2%, driven by growth from premium Sampoerna A, mid-price Sampoerna Kretek and low-price U Mild and Vegas Mild. Although Marlboro’s market share declined by 0.3 points to 4.2%, shipments grew by 6.7% and share of the “white” cigarettes segment increased by 3.3 points to 64.2%.

In Japan, the total cigarette market decreased by 19.1%, reflecting the unfavorable impact of the significant October 1, 2010, tax-driven price increases and the underlying market decline. PMI’s shipment volume was up by 11.0%, driven by increased trade purchases compensating for in-market shortages of competitors’ products. Market share of 42.0% was up by 17.7 points, reflecting growth of Marlboro, Lark and the Philip Morris brand by 5.6, 7.7 and 1.6 points, to 16.4%, 14.4% and 4.0%, respectively.

In Korea, the total cigarette market declined by 1.9%. PMI’s shipment volume increased by 17.6%, driven by market share increases. PMI’s market share reached a record 19.9%, up by 3.3 points, driven by Marlboro and Parliament, up by 1.8 and 1.2 points, respectively.

In the Philippines, the total market declined by 2.9%, partly reflecting the impact of PMFTC Inc.’s excise-tax driven price increase of its key brand variants in January 2011. PMI’s shipments were down by

1.5%. PMI’s market share was up by 1.3 points to 94.1%. Share of Marlboro increased by 0.4 points to 21.1%.

LATIN AMERICA & CANADA REGION

2011 Second-Quarter Results

In Latin America & Canada, net revenues increased by 9.8% to $828 million, including favorable currency of $30 million. Excluding the impact of currency, net revenues increased by 5.8%, reflecting favorable pricing of $86 million, primarily in Argentina, Brazil, Canada and Mexico, that more than offset unfavorable volume/mix of $42 million.

Operating companies income increased by 12.6% to $268 million. Excluding the impact of currency, operating companies income increased by 8.8%, primarily reflecting favorable pricing. Adjusted operating companies income grew by 12.6% as shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding currency, grew by 8.8%.

Latin America & Canada Operating Companies Income ($ Millions)

	Second-Quarter			Six Months Year-To-Date
	2011	2010	Change	2011	2010	Change
Reported OCI	$268	$238	12.6%	$519	$455	14.1%
Asset impairment & exit costs	0	0		(1)	0

Adjusted OCI	$268	$238	12.6%	$520	$455	14.3%
Adjusted OCI Margin*	32.4%	31.6%	0.8 p.p.	32.3%	31.4%	0.9 p.p.

*	Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Excluding the impact of currency, adjusted operating companies income margin increased by 0.9 percentage points to 32.5%, as detailed on Schedule 11.

PMI’s cigarette shipment volume in Latin America & Canada decreased by 4.8%, due mainly to Mexico and Brazil, partly offset by an increase in Argentina. Shipment volume of Marlboro decreased by 2.8%.

Latin America & Canada Key Market Commentaries

In Argentina, the total cigarette market grew by 8.7%. PMI’s cigarette shipment volume increased by 8.4%. Although PMI’s market share was down by 0.4 points to 74.4%, share of Marlboro was up by 0.6 points to 24.0%, offset by the mid-price Philip Morris brand, down by 0.4 share points to 37.9%, and low-price Next, down by 0.2 points to 3.7%.

In Canada, the total tax-paid cigarette market was down by 4.5%, due mainly to trade inventory movements in June 2010 in anticipation of harmonized sales tax implementation in the provinces of Ontario and British Columbia and a lower total market. Although PMI’s cigarette shipment volume decreased by 1.9%, market share grew by 1.0 point to 34.0%, with low-price brands Next and Quebec Classique, up by 2.7 and 0.3 share points, respectively, partly offset by mid-price Number 7 and Canadian Classics, and low-

price Accord, down by 0.5, 0.5 and 0.8 share points, respectively. Market share of premium Belmont was up slightly by 0.1 point to 1.8%.

In Mexico, the total cigarette market was down by 13.2%, primarily due to the significant January 1, 2011, excise tax increase which drove a 26.7% increase in the retail price of Marlboro. Although PMI’s cigarette shipment volume decreased by 10.3%, market share grew by 2.3 points to 72.2%, led by Marlboro, up by 3.8 share points to a quarterly record 52.0%, and Benson & Hedges, up by 0.5 points to 6.1%. Market share of low-price Delicados, the second best-selling brand in the market, declined by 1.1 points to 11.1%.

Philip Morris International Inc. Profile

Philip Morris International Inc. (PMI) is the leading international tobacco company, with seven of the world’s top 15 international brands, including Marlboro, the number one cigarette brand worldwide. PMI’s products are sold in approximately 180 countries. In 2010, the company held an estimated 16.0% share of the total international cigarette market outside of the U.S., or 27.6% excluding the People’s Republic of China and the U.S. For more information, see www.pmi.com.

Forward-Looking and Cautionary Statements

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results and outcomes to differ materially from those contained in such forward-looking statements.

Philip Morris International Inc. and its tobacco subsidiaries (PMI) are subject to intense price competition; changes in consumer preferences and demand for their products; fluctuations in levels of customer inventories; increases in raw material costs; the effects of global economic developments and individual country economic and market conditions; unfavorable currency movements and changes to income tax laws. Their results are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to new consumer trends; to develop new products and markets and to broaden brand portfolios in order to compete effectively; to be able to protect and enhance margins through price increases; and to improve productivity.

PMI is also subject to legislation and governmental regulation, including actual and potential excise tax increases; discriminatory excise tax structures; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases on consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and governmental investigations.

PMI is subject to litigation, including risks associated with adverse jury and judicial determinations, and courts reaching conclusions at variance with PMI’s understanding of applicable law.

PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended March 31, 2011. PMI cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make, except in the normal course of its public disclosure obligations.

###

Schedule 1

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Statements of Earnings

For the Quarters Ended June 30,

($ in millions, except per share data)

(Unaudited)

	2011	2010	% Change
Net revenues	$20,234	$17,383	16.4%
Cost of sales	2,844	2,550	11.5%
Excise taxes on products (1)	11,961	10,322	15.9%

Gross profit	5,429	4,511	20.4%
Marketing, administration and research costs	1,647	1,537
Asset impairment and exit costs	1	—

Operating companies income	3,781	2,974	27.1%
Amortization of intangibles	24	23
General corporate expenses	45	45

Operating income	3,712	2,906	27.7%
Interest expense, net	208	223

Earnings before income taxes	3,504	2,683	30.6%
Provision for income taxes	1,019	641	59.0%

Net earnings	2,485	2,042	21.7%
Net earnings attributable to noncontrolling interests	76	60

Net earnings attributable to PMI	$2,409	$1,982	21.5%

Per share data:(2)
Basic earnings per share	$1.35	$1.07	26.2%

Diluted earnings per share	$1.35	$1.07	26.2%

(1)	The segment detail of excise taxes on products sold for the quarters ended June 30, 2011 and 2010 is shown on Schedule 2.
(2)	Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the quarters ended June 30, 2011 and 2010 are shown on Schedule 4, Footnote 1.

Schedule 2

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Quarters Ended June 30,

($ in millions)

(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total
2011	Net Revenues (1)	$8,080	$4,603	$5,146	$2,405	$20,234
	Excise Taxes on Products	(5,583)	(2,591)	(2,210)	(1,577)	(11,961)

	Net Revenues excluding Excise Taxes	2,497	2,012	2,936	828	8,273

2010	Net Revenues	$7,260	$4,125	$3,903	$2,095	$17,383
	Excise Taxes on Products	(4,965)	(2,236)	(1,780)	(1,341)	(10,322)

	Net Revenues excluding Excise Taxes	2,295	1,889	2,123	754	7,061

Variance	Currency	187	55	222	30	494
	Acquisitions	—	—	3	—	3
	Operations	15	68	588	44	715

	Variance Total	202	123	813	74	1,212
	Variance Total (%)	8.8%	6.5%	38.3%	9.8%	17.2%

	Variance excluding Currency	15	68	591	44	718
	Variance excluding Currency (%)	0.7%	3.6%	27.8%	5.8%	10.2%

	Variance excluding Currency & Acquisitions	15	68	588	44	715
	Variance excluding Currency & Acquisitions (%)	0.7%	3.6%	27.7%	5.8%	10.1%

(1) 2011 Currency increased net revenues as follows:
	European Union	$609
	EEMA	94
	Asia	368
	Latin America & Canada	76

		$1,147

Schedule 3

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Quarters Ended June 30,

($ in millions)

(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2011	$1,280	$835	$1,398	$268	$3,781
2010	1,105	786	845	238	2,974
% Change	15.8%	6.2%	65.4%	12.6%	27.1%

Reconciliation:
For the quarter ended June 30, 2010	$1,105	$786	$845	$238	$2,974

2010 Asset impairment and exit costs	—	—	—	—	—
2011 Asset impairment and exit costs	(1)	—	—	—	(1)

Acquired businesses	(1)	—	1	—	—
Currency	152	11	145	9	317
Operations	25	38	407	21	491

For the quarter ended June 30, 2011	$1,280	$835	$1,398	$268	$3,781

Schedule 4

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Net Earnings Attributable to PMI and Diluted Earnings Per Share

For the Quarters Ended June 30,

($ in millions, except per share data)

(Unaudited)

	Net Earnings Attributable to PMI	Diluted E.P.S.
2011 Net Earnings Attributable to PMI	$2,409	$1.35	(1)
2010 Net Earnings Attributable to PMI	$1,982	$1.07	(1)
% Change	21.5%	26.2%

Reconciliation:
2010 Net Earnings Attributable to PMI	$1,982	$1.07	(1)

Special Items:
2011 Asset impairment and exit costs	(1)	—
2011 Tax items	15	0.01
2010 Asset impairment and exit costs	—	—
2010 Tax items	(121)	(0.07)

Currency	235	0.13
Interest	15	0.01
Change in tax rate	(35)	(0.02)
Impact of lower shares outstanding and share-based payments	5	0.05
Operations	314	0.17

2011 Net Earnings Attributable to PMI	$2,409	$1.35	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	Q2 2011	Q2 2010
Net earnings attributable to PMI	$2,409	$1,982
Less distributed and undistributed earnings attributable to share-based payment awards	14	9

Net earnings for basic and diluted EPS	$2,395	$1,973

Weighted-average shares for basic EPS	1,772	1,846
Plus incremental shares from assumed conversions:
Stock Options	—	3

Weighted-average shares for diluted EPS	1,772	1,849

Schedule 5

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Statements of Earnings

For the Six Months Ended June 30,

($ in millions, except per share data)

(Unaudited)

	2011	2010	% Change
Net revenues	$36,764	$32,970	11.5%
Cost of sales	5,139	4,922	4.4%
Excise taxes on products (1)	21,700	19,413	11.8%

Gross profit	9,925	8,635	14.9%
Marketing, administration and research costs	3,055	2,888
Asset impairment and exit costs	17	—

Operating companies income	6,853	5,747	19.2%
Amortization of intangibles	48	43
General corporate expenses	86	83

Operating income	6,719	5,621	19.5%
Interest expense, net	421	446

Earnings before income taxes	6,298	5,175	21.7%
Provision for income taxes	1,826	1,379	32.4%

Net earnings	4,472	3,796	17.8%
Net earnings attributable to noncontrolling interests	144	111

Net earnings attributable to PMI	$4,328	$3,685	17.4%

Per share data:(2)
Basic earnings per share	$2.42	$1.97	22.8%

Diluted earnings per share	$2.42	$1.97	22.8%

(1)	The segment detail of excise taxes on products sold for the six months ended June 30, 2011 and 2010 is shown on Schedule 6.
(2)	Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the six months ended June 30, 2011 and 2010 are shown on Schedule 8, Footnote 1.

Schedule 6

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Six Months Ended June 30,

($ in millions)

(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total
2011	Net Revenues (1)	$14,495	$8,274	$9,434	$4,561	$36,764
	Excise Taxes on Products	(9,997)	(4,575)	(4,175)	(2,953)	(21,700)

	Net Revenues excluding Excise Taxes	4,498	3,699	5,259	1,608	15,064

2010	Net Revenues	$14,008	$7,481	$7,465	$4,016	$32,970
	Excise Taxes on Products	(9,529)	(3,846)	(3,469)	(2,569)	(19,413)

	Net Revenues excluding Excise Taxes	4,479	3,635	3,996	1,447	13,557

Variance	Currency	81	26	350	54	511
	Acquisitions	—	—	108	—	108
	Operations	(62)	38	805	107	888

	Variance Total	19	64	1,263	161	1,507
	Variance Total (%)	0.4%	1.8%	31.6%	11.1%	11.1%

	Variance excluding Currency	(62)	38	913	107	996
	Variance excluding Currency (%)	(1.4)%	1.0%	22.8%	7.4%	7.3%

	Variance excluding Currency & Acquisitions	(62)	38	805	107	888
	Variance excluding Currency & Acquisitions (%)	(1.4)%	1.0%	20.1%	7.4%	6.6%

(1) 2011 Currency increased net revenues as follows:
	European Union	$281
	EEMA	8
	Asia	603
	Latin America & Canada	130

		$1,022

Schedule 7

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Six Months Ended June 30,

($ in millions)

(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2011	$2,286	$1,557	$2,491	$519	$6,853
2010	2,167	1,556	1,569	455	5,747
% Change	5.5%	0.1%	58.8%	14.1%	19.2%

Reconciliation:
For the six months ended June 30, 2010	$2,167	$1,556	$1,569	$455	$5,747

2010 Asset impairment and exit costs	—	—	—	—	—
2011 Asset impairment and exit costs	(12)	(2)	(2)	(1)	(17)

Acquired businesses	(1)	—	24	—	23
Currency	131	(1)	247	10	387
Operations	1	4	653	55	713

For the six months ended June 30, 2011	$2,286	$1,557	$2,491	$519	$6,853

Schedule 8

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Net Earnings Attributable to PMI and Diluted Earnings Per Share

For the Six Months Ended June 30,

($ in millions, except per share data)

(Unaudited)

	Net Earnings Attributable to PMI	Diluted E.P.S.
2011 Net Earnings Attributable to PMI	$4,328	$2.42	(1)
2010 Net Earnings Attributable to PMI	$3,685	$1.97	(1)
% Change	17.4%	22.8%

Reconciliation:
2010 Net Earnings Attributable to PMI	$3,685	$1.97	(1)

Special Items:
2011 Asset impairment and exit costs	(11)	(0.01)
2011 Tax items	26	0.02
2010 Asset impairment and exit costs	—	—
2010 Tax items	(121)	(0.07)

Currency	291	0.16
Interest	19	0.01
Change in tax rate	(26)	(0.01)
Impact of lower shares outstanding and share-based payments	7	0.10
Operations	458	0.25

2011 Net Earnings Attributable to PMI	$4,328	$2.42	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	YTD June 2011	YTD June 2010
Net earnings attributable to PMI	$4,328	$3,685
Less distributed and undistributed earnings attributable to share-based payment awards	24	17

Net earnings for basic and diluted EPS	$4,304	$3,668

Weighted-average shares for basic EPS	1,782	1,860
Plus incremental shares from assumed conversions:
Stock Options	—	3

Weighted-average shares for diluted EPS	1,782	1,863

Schedule 9

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Balance Sheets

($ in millions, except ratios)

(Unaudited)

	December 31,		December 31,
	June 30, 2011		December 31, 2010
Assets
Cash and cash equivalents	$2,178		$1,703
All other current assets	12,155		12,053
Property, plant and equipment, net	6,793		6,499
Goodwill	10,652		10,161
Other intangible assets, net	4,020		3,873
Other assets	996		761

Total assets	$36,794		$35,050

Liabilities and Stockholders’ Equity
Short-term borrowings	$570		$1,747
Current portion of long-term debt	3,314		1,385
All other current liabilities	10,879		9,672
Long-term debt	13,037		13,370
Deferred income taxes	2,067		2,027
Other long-term liabilities	1,747		1,728

Total liabilities	31,614		29,929

Redeemable noncontrolling interest	1,204		1,188

Total PMI stockholders’ equity	3,669		3,506
Noncontrolling interests	307		427

Total stockholders’ equity	3,976		3,933

Total liabilities and stockholders’ equity	$36,794		$35,050

Total debt	$16,921		$16,502
Total debt to EBITDA	1.28	(1)	1.36	(1)
Net debt to EBITDA	1.11	(1)	1.22	(1)

(1)	For the calculation of Total Debt to EBITDA and Net Debt to EBITDA ratios, refer to Schedule 18.

Schedule 10

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Adjustments for the Impact of Currency and Acquisitions

For the Quarters Ended June 30,

($ in millions)

(Unaudited)

2011								2010			% Change in Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisi- tions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$8,080	$5,583	$2,497	$187	$2,310	$—	$2,310	European Union	$7,260	$4,965	$2,295	8.8%	0.7%	0.7%
4,603	2,591	2,012	55	1,957	—	1,957	EEMA	4,125	2,236	1,889	6.5%	3.6%	3.6%
5,146	2,210	2,936	222	2,714	3	2,711	Asia	3,903	1,780	2,123	38.3%	27.8%	27.7%
2,405	1,577	828	30	798	—	798	Latin America & Canada	2,095	1,341	754	9.8%	5.8%	5.8%

$20,234	$11,961	$8,273	$494	$7,779	$3	$7,776	PMI Total	$17,383	$10,322	$7,061	17.2%	10.2%	10.1%

2011								2010			% Change in Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisi- tions	Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$1,280			$152	$1,128	$(1)	$1,129	European Union			$1,105	15.8%	2.1%	2.2%
835			11	824	—	824	EEMA			786	6.2%	4.8%	4.8%
1,398			145	1,253	1	1,252	Asia			845	65.4%	48.3%	48.2%
268			9	259	—	259	Latin America & Canada			238	12.6%	8.8%	8.8%

$3,781			$317	$3,464	$—	$3,464	PMI Total			$2,974	27.1%	16.5%	16.5%

Schedule 11

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &

Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions

For the Quarters Ended June 30,

($ in millions)

(Unaudited)

2011								2010			% Change in Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi- tions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions
$1,280	$(1)	$1,281	$152	$1,129	$(1)	$1,130	European Union	$1,105	$—	$1,105	15.9%	2.2%	2.3%
835	—	835	11	824	—	824	EEMA	786	—	786	6.2%	4.8%	4.8%
1,398	—	1,398	145	1,253	1	1,252	Asia	845	—	845	65.4%	48.3%	48.2%
268	—	268	9	259	—	259	Latin America & Canada	238	—	238	12.6%	8.8%	8.8%

$3,781	$(1)	$3,782	$317	$3,465	$—	$3,465	PMI Total	$2,974	$—	$2,974	27.2%	16.5%	16.5%

2011								2010			% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions
$1,129	$2,310	48.9%		$1,130	$2,310	48.9%	European Union	$1,105	$2,295	48.1%		0.8	0.8
824	1,957	42.1%		824	1,957	42.1%	EEMA	786	1,889	41.6%		0.5	0.5
1,253	2,714	46.2%		1,252	2,711	46.2%	Asia	845	2,123	39.8%		6.4	6.4
259	798	32.5%		259	798	32.5%	Latin America & Canada	238	754	31.6%		0.9	0.9

$3,465	$7,779	44.5%		$3,465	$7,776	44.6%	PMI Total	$2,974	$7,061	42.1%		2.4	2.5

(1)	For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to Schedule 10.

Schedule 12

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency

For the Quarters Ended June 30,

(Unaudited)

	2011	2010	% Change
Reported Diluted EPS	$1.35	$1.07	26.2%

Adjustments:
Asset impairment and exit costs	—	—
Tax items	(0.01)	(0.07)

Adjusted Diluted EPS	$1.34	$1.00	34.0%

Less:
Currency impact	0.13

Adjusted Diluted EPS, excluding Currency	$1.21	$1.00	21.0%

Schedule 13

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency

For the Quarters Ended June 30,

(Unaudited)

	2011	2010	% Change
Reported Diluted EPS	$1.35	$1.07	26.2%

Less:
Currency impact	0.13

Reported Diluted EPS, excluding Currency	$1.22	$1.07	14.0%

Schedule 14

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Adjustments for the Impact of Currency and Acquisitions

For the Six Months Ended June 30,

($ in millions)

(Unaudited)

2011									2010			% Change in Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisi- tions		Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$14,495	$9,997	$4,498	$81	$4,417	$—		$4,417	European Union	$14,008	$9,529	$4,479	0.4%	(1.4)%	(1.4)%
8,274	4,575	3,699	26	3,673	—		3,673	EEMA	7,481	3,846	3,635	1.8%	1.0%	1.0%
9,434	4,175	5,259	350	4,909	108	(1)	4,801	Asia	7,465	3,469	3,996	31.6%	22.8%	20.1%
4,561	2,953	1,608	54	1,554	—		1,554	Latin America & Canada	4,016	2,569	1,447	11.1%	7.4%	7.4%

$36,764	$21,700	$15,064	$511	$14,553	$108		$14,445	PMI Total	$32,970	$19,413	$13,557	11.1%	7.3%	6.6%

2011									2010			% Change in Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisi- tions		Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$2,286			$131	$2,155	$(1)		$2,156	European Union			$2,167	5.5%	(0.6)%	(0.5)%
1,557			(1)	1,558	—		1,558	EEMA			1,556	0.1%	0.1%	0.1%
2,491			247	2,244	24	(2)	2,220	Asia			1,569	58.8%	43.0%	41.5%
519			10	509	—		509	Latin America & Canada			455	14.1%	11.9%	11.9%

$6,853			$387	$6,466	$23		$6,443	PMI Total			$5,747	19.2%	12.5%	12.1%

(1)	Includes the business combination in the Philippines ($105).
(2)	Includes the business combination in the Philippines ($23).

Schedule 15

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &

Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions

For the Six Months Ended June 30,

($ in millions)

(Unaudited)

2011									2010			% Change in Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi- tions		Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions
$2,286	$(12)	$2,298	$131	$2,167	$(1)		$2,168	European Union	$2,167	$—	$2,167	6.0%	—%	—%
1,557	(2)	1,559	(1)	1,560	—		1,560	EEMA	1,556	—	1,556	0.2%	0.3%	0.3%
2,491	(2)	2,493	247	2,246	24	(1)	2,222	Asia	1,569	—	1,569	58.9%	43.1%	41.6%
519	(1)	520	10	510	—		510	Latin America & Canada	455	—	455	14.3%	12.1%	12.1%

$6,853	$(17)	$6,870	$387	$6,483	$23		$6,460	PMI Total	$5,747	$—	$5,747	19.5%	12.8%	12.4%

2011									2010			% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(2)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(2)		Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(2)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions
$2,167	$4,417	49.1%		$2,168	$4,417		49.1%	European Union	$2,167	$4,479	48.4%		0.7	0.7
1,560	3,673	42.5%		1,560	3,673		42.5%	EEMA	1,556	3,635	42.8%		(0.3)	(0.3)
2,246	4,909	45.8%		2,222	4,801		46.3%	Asia	1,569	3,996	39.3%		6.5	7.0
510	1,554	32.8%		510	1,554		32.8%	Latin America & Canada	455	1,447	31.4%		1.4	1.4

$6,483	$14,553	44.5%		$6,460	$14,445		44.7%	PMI Total	$5,747	$13,557	42.4%		2.1	2.3

(1)	Includes the business combination in the Philippines ($23).
(2)	For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to Schedule 14.

Schedule 16

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency

For the Six Months Ended June 30,

(Unaudited)

	2011	2010	% Change
Reported Diluted EPS	$2.42	$1.97	22.8%

Adjustments:
Asset impairment and exit costs	0.01	—
Tax items	(0.02)	(0.07)

Adjusted Diluted EPS	$2.41	$1.90	26.8%

Less:
Currency impact	0.16

Adjusted Diluted EPS, excluding Currency	$2.25	$1.90	18.4%

Schedule17

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency

For the Six Months Ended June 30,

(Unaudited)

	2011	2010	% Change
Reported Diluted EPS	$2.42	$1.97	22.8%

Less:
Currency impact	0.16

Reported Diluted EPS, excluding Currency	$2.26	$1.97	14.7%

Schedule 18

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Calculation of Total Debt to EBITDA and Net Debt to EBITDA Ratios

($ in millions, except ratios)

(Unaudited)

	For the Year Ended June 30, 2011			For the Year Ended December 31, 2010
	July ~ December	January ~ June	12 months
	2010	2011	rolling
Earnings before income taxes	$5,149	$6,298	$11,447	$10,324
Interest expense, net	430	421	851	876
Depreciation and amortization	485	488	973	932

EBITDA	$6,064	$7,207	$13,271	$12,132

			June 30, 2011	December 31, 2010
Short-term borrowings			$570	$1,747
Current portion of long-term debt			3,314	1,385
Long-term debt			13,037	13,370

Total Debt			$16,921	$16,502
Less: Cash and cash equivalents			2,178	1,703

Net Debt			$14,743	$14,799

Ratios
Total Debt to EBITDA			1.28	1.36

Net Debt to EBITDA			1.11	1.22

Schedule 19

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Cash Flow to Free Cash Flow and Free Cash Flow, excluding Currency

Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency

For the Quarters and Six Months Ended June 30,

($ in millions)

(Unaudited)

	For the Quarters Ended June 30,			For the Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change
Net cash provided by operating activities(a)	$4,120	$3,465	18.9%	$6,515	$5,439	19.8%

Less:
Capital expenditures	186	169		345	319

Free cash flow	$3,934	$3,296	19.4%	$6,170	$5,120	20.5%

Less:
Currency impact	236			264

Free cash flow, excluding currency	$3,698	$3,296	12.2%	$5,906	$5,120	15.4%

	For the Quarters Ended June 30,			For the Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change
Net cash provided by operating activities(a)	$4,120	$3,465	18.9%	$6,515	$5,439	19.8%

Less:
Currency impact	250			279

Net cash provided by operating activities, excluding currency	$3,870	$3,465	11.7%	$6,236	$5,439	14.7%

(a)	Operating cash flow.

Schedule 20

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS

For the Year Ended December 31,

(Unaudited)

2010
Reported Diluted EPS	$3.92

Adjustments:
Tax items	(0.07)
Asset impairment and exit costs	0.02

Adjusted Diluted EPS	$3.87